                                                                  EXHIBIT 10.12A

                            SHAREHOLDERS' AGREEMENT
                            -----------------------


     THIS AGREEMENT is made the 26/th/ day of March 1996 BETWEEN SHUBILA HOLDING SDN BHD a company incorporated in Malaysia having its registered office at 1st Floor, Lobby A, Wisma Segar, Jalan Tun Sambanthan, 50470 Kuala Lumpur (hereinafter referred to as "the First Party") of the one part; INTERNATIONAL WIRELESS COMMUNICATIONS, INC. a company incorporated in the United States of America and having its registered office at 15E, North Street, Dover, Kent County, Delaware (hereinafter referred to as "the Second Party") of the second part AND LARANDA SDN BHD a company incorporated in Malaysia having its office at A1-12, First Floor, PJ Industrial Park, Jalan Kemajuan, 46200 Petaling Jaya, Selangor Darul Ehsan (hereinafter referred to as the 3rd Party") of the third part.

RECITALS
- --------

1. The parties hereto are the Shareholders in a company known as SYARIKAT TELEFON WIRELESS (M) SDN BHD a company incorporated in Malaysia and having its registered office at 1st Floor, Lobby A, Wisma Segar, Jalan Tun Sambanthan, 50470 Kuala Lumpur (hereinafter referred to as "the said Company");

2. The objects of the Company includes the carrying on of the business of telecommunication service and/or to do all acts and things incidental thereto inter alia:

     "to engage in the business of providing telecommunication and data communication service, and to buy, sell, trade in (wholesale and retail), import, export, manufacture hire and use all sorts of transmitting, receiving and communication apparatus, equipment and systems including telecommunication equipment, radio or mobile telephones, telephones for domestic or business or industrial use, vision and sound receiving or broadcasting equipment, satellite dishes, recording and reproducing instruments and all other kinds of equipment for all kinds of communication purposes utilizing any technology now in use or hereafter discovered, or used in conjunction therewith or incidental or necessary thereto"

3. As at todate the authorized capital for the Company is Ringgit Fifty Million (RM5O,000,000.00) only divided into 50,000,000 ordinary shares of Ringgit One (RM1.00) only, each which have been issued to the respective above named parties in the following proportions:

     PARTIES        PERCENTAGE OF
                    SHAREHOLDING

     First Party      60%
     Second Party     30%
     Third Party      10%
                   -----------
                      100%


4. The parties have injected additional share capital into the Company with a view that the Company will eventually within five (5) years from the date hereof be listed on the Kuala Lumpur Stock Exchange. To achieve the aforesaid purpose the parties hereto agree that their relationship inter se as shareholders of the said Company be regulated to the extent and in the manner hereinafter provided.

5. The Company has on 18th day of August 1995 executed a Loan Agreement with PERMATA MERCHANT BANK BERHAD (as the Arranger), PERMATA MERCHANT BANK BERHAD (as Agent) and A SYNDICATE OF FINANCIAL INSTITUTIONS (as Lenders) for a syndicated term loan of Ringgit Malaysia Ninety One Million (RM91,000,000.00) only (hereinafter referred to as "the Loan Agreement") for the purposes of financing the business activity of the Company as stated in Recital 2 herein and in particular in relation to the Company's project comprising a network of installed planned or proposed operations to be undertaken by the Company in providing wireless telecommunication services to subscribers of the network within Malaysia (hereinafter referred to as "the Project").

6. In consideration of the aforesaid loan facility granted to the Company, all the Shareholders have on 18th day of August 1995 executed Collateral Agreement wherein each Shareholder has undertaken inter alia that it shall ensure the solvency of the Company to meet all its financial liabilities and ensure the completion of the Project timeously and to this end, each Shareholder has agreed to put the Company in funds to meet costs-overrun in respect of the Project whether by way of provision of additional loans or subscription of additional preference shares or by way of subscription for additional equity in the Company.

7. In consideration of the aforesaid loan facility granted to the Company, the following persons namely [* ], [*] and [*] (hereinafter referred to as "the Guarantors") have executed a Guarantee and Indemnity on 18th day of August 1995 whereby they have jointly and severally agreed to inter alia, guarantee, agree, undertake and covenant with the Agent and the Lenders that they will ensure due and punctual payment of all indebtedness by the Company and have agreed to indemnify the Agent and the

- ------------------
/*/ Confidential Treatment Requested.

     Lenders against all loss and expenses charges and damages suffered by the Agent and the Lenders in consequence of the failure by the Company to pay its indebtedness or resulting from any breach, non-performance or non-observance by the Company of its obligations, terms, covenants and agreements to be performed or observed by the Borrower and contained in the Loan Documents.



NOW IT IS HEREBY AGREED as follows:

ARTICLE 1 - AGREEMENT
- ---------------------

1.1 In consideration of the due observance by the parties hereto of the terms and conditions herein contained the parties hereto hereby mutually agree to enter into this Agreement and the covenants set out herein to inter alia regulate their relationship inter se as shareholders of the Company and the conduct of the business and affairs of the Company in the spirit of mutual confidence and cooperation and subject to and in accordance with the terms and conditions hereinafter contained.

ARTICLE 2 - MEMORANDUM AND ARTICLES OF ASSOCIATION
- --------------------------------------------------

2.1 The parties hereby agree that they shall endeavor within ninety (90) days from the date hereof to cause the Memorandum And Articles of Association of the Company (hereinafter referred to as "the M & A") to be amended as far as possible to incorporate all the relevant terms of this Agreement.

2.2 In the event of any conflict between the provisions of the Memorandum And Articles of the Company and the provisions of this Agreement, the provisions of this Agreement shall prevail as between the parties hereto inter se.

2.3 Each of the parties hereto undertakes to waive any pre-emption rights which it may have under the Articles of Association of the Company to the extent necessary to facilitate the transfer of shares pursuant to the provisions of this Agreement.

2.4 Any restriction in the Articles of Association of the Company to the effect that the directors of the Company shall have the right to accept or refuse registration or transfer of shares in the Company shall not be applicable in respect of the transfer of any shares which are in accordance with and have complied with the provisions of this Agreement.

2.5 Without prejudice to and notwithstanding the provisions of Article 2.2 hereof the parties hereto may at any time, if thought desirable, agree to amend the Articles of Association of the Company by incorporating any of the provisions of this Agreement or amending or adding any new articles so as to reflect the intent and spirit of this Agreement.

ARTICLE ILL - EQUITY PARTICIPATION
- ----------------------------------

3.1 The authorized capital of the Company has been increased to Ringgit Malaysia Fifty Million (RM50,000,000.00) only divided into 50,000,000 shares as at the date hereof and the percentage of shareholding of the three (3) parties to this Agreement are as follows namely:

           Shareholder              Percentage
           -----------              ----------

           1. First Party and/or    60%
               their nominees

           2. Second Party and/or   30%
               their nominees

           3. Third Party and/or    10%
               their nominee
                                  -------

                                    100%



3.2 The parties hereto agree that the share capital of the Company unless varied by mutual consent of the parties hereto or as a result of any transfer of shares by any party hereto pursuant to the provisions of this Agreement shall at all times be held by the parties hereto in the proportion as referred to in Article 3.1 herein above.

ARTICLE IV - TRANSFER OF SHARES
- -------------------------------

4.1 Save and except for Article 4.11 hereinbelow the parties hereto hereby agree that the sale, transfer or otherwise parting with the beneficial ownership of any of the shares of the Company shall be in accordance with the provisions of this Agreement.

4.2 A party intending to sell or transfer or otherwise part with the beneficial ownership of its shares in the Company (hereinafter referred to as "the Seller") shall in the first instance make an offer in writing to sell the same to the other party or other parties to this agreement in the proportion of their respective shareholding at a fair value that is acceptable to them.

4.3 The Seller when giving notice of its intention to sell its shares referred to in Article 4.2 hereof, shall send the written offer to the Company which it shall constitute as its agent for the sale of such shares, and the said notice referred to aforesaid is hereinafter referred to as "the Sale Notice" and the company shall then circulate the said sale notice to the other party or parties to this Agreement.

4.4 Where any party or parties to which the Sale Notice has been served accepts part but not the whole of the shares offered then subject to consent in writing by all the parties hereto the

     Company may offer the portion of the unsold shares to the remaining shareholders who are entitle to take up the same on a pro-rata basis in relation to their current shareholding in the Company and in the event of the remaining shareholder's refusal to do so to a third party at the price offered in the Sale Notice and subject to the same conditions of sale offered to the existing parties hereto PROVIDED ALWAYS that all the provisions hereinafter appearing in particular Articles 4.7 and 4.8 herein in respect of a third party being a proposed transferee of any shares in the Company shall be applicable.

4.4A If the Sale Notice is not acceptable to other party or other parties within the period of thirty (30) days from the date of service of the Sale Notice to the other party or parties, by reason of a dispute as to the fair value of the said share then the Company shall appoint an internationally recognized, independent expert in telecommunication industry, (with special knowledge of South East Asian market) agreed to by the Buyer and the Seller and either party's consent to such an expert shall not be unreasonably withheld. All costs and expenses incurred in engaging the services of the said independent expert shall be borne and paid by the Seller.

     This aforesaid process of determination of the share value constituted in the Sale Notice shall be completed within a period of two (2) weeks from the date, of reference to the aforesaid expert by the said Company or within an extended period to be mutually agreed by all the parties hereto.

4.5 The said expert shall then cause a certificate to be issued which would state in his opinion the fair value of the shares to be sold as referred to in the Sale Notice and in so doing the said expert shall be acting as an expert and not as arbitrator and accordingly the Arbitration Ordinance will not apply PROVIDED ALWAYS in the event the certified value of the shares is ninety per cent (90%) or less of the original offered price in the original Sale Notice, the selling shareholder is at liberty to cause the Company to withdraw the said Sale Notice.

4.6 The Company shall then cause an offer to be made to all the existing parties to this Agreement proportional to their respective shareholdings based on the certified fair value of the said share of the Seller and in the event the said offer has not been accepted within the period of fourteen (14) days from the date of circulation of the offer by the said Company referred to aforesaid then the Seller shall be at liberty to offer the aforesaid shares for sale to a third party approved by all parties to this Agreement hereto in writing (such approval shall not be unreasonably withheld) PROVIDED ALWAYS that all conditions of sale to the said third party are the same as those offered to the existing parties to this Agreement save and except for the price which would now be based on the certified fair value referred to aforesaid. The seller shall also undertake to cause the proposed third party to be bound by the provisions of this

     Agreement. Any offer to a third party not accepted by the said third party within the period of thirty (30) days of such offer shall render such offer as lapsed and any fresh offer to be made must be subject to all the provision of these articles hereinbefore appearing save an except as to the offer price of the shares.

4.7 In the event any third party offers to purchase shares from any shareholder(s) or party (ies) hereto, the offeree party shall notify the Company which shall then give notice of such offer to purchase to each party to this Agreement and the offer to the respective shareholder shall be in the proportion of their respective shareholding in the Company, not withstanding anything to the contrary contained in this agreement.

4.8 Notwithstanding anything to the contrary contained in the foregoing provisions, no shares shall be sold to a third party and no transfer of any shares to a third party shall be registered by the Company prior to such transferee having entered into an Agreement with all the other shareholders of the Company (other than the transferor) undertaking thereby in a form satisfactory to the other shareholders all the obligations of the transferor and agreeing to be bound by the provisions of this Agreement as if such allottee or transferee were a party hereto.

4.9 Notwithstanding anything to the contrary in the foregoing provisions a third party who has by virtue of abovementioned Article become a party to this Agreement shall be entitled to a proportionate representation on the Board of Directors of the Company the proportion of which shall be reflected by the remaining parties to this Agreement as a condition of their consent to the sale.

4.10 For the purposes of this Agreement the parties hereto agree that all share certificates in respect of the issued and paid-up capital of the Company issued or to be issued to the parties hereto shall hence forth bear the following endorsement:

          "Transferability of shares represented by this Certificate is subject to the terms and conditions of a Shareholders Agreement dated the
          day of          199   made between the First Party of the first part
          the Second Party of the second part and the Third Party of the third part and subject to any other agreement to be entered into between the shareholders of the Company in respect of any transfer of shares in the Company, a copy of which is lodged at the registered office of the Company".

4.11 The parties hereto agree that the provisions of Article 4 hereto shall not apply if the proposed transferee is a subsidiary company of the proposing transferor or a party under the control of the said shareholder within the meaning of the Companies Act. In such cases the other shareholders shall forthwith consent in writing to the transfer PROVIDED ALWAYS that if at any time after such a transfer the transferee shall cease to be a subsidiary or under the control of the transferor the transferor shall procure that the transferee shall within one month thereafter re-transfer the shares comprised therein to the transferor.

4.12 The parties hereto further agree that in the event of any of the nominee(s) of the parties hereto desiring to sell or transfer or otherwise part with its beneficial ownership of its shares in the Company notwithstanding the provisions of the abovementioned Article the principal of the said nominee from whom the nominee(s) shares were derived shall be given the first option to purchase the said shares at a price ascertained in the manner as is reserved in the abovementioned Articles.

4.13 If any of the parties hereto shall become or be declared insolvent, bankrupt or have a receiver appointed in respect of the whole or any part of his/its assets or undertaking or in the case of the parties hereto which are corporate bodies (hereinafter referred to as "the Corporate Parties") have steps taken for its winding up (otherwise than for the purpose of a bona fide amalgamation or reconstruction) or have made a general assignment for the benefit of Creditors then such affected party shall be deemed to have made an offer in writing to sell its shares in the Company to the other parties hereto and accordingly the provisions of Article 4 hereto shall apply mutatis mutandis to the sale of such shares at the Sales Price as defined in Articles hereinabove. A change of control of any of the shareholders shall not constitute a transfer of shares for the purposes of
     Article 4 or a change of assignment for the purposes of Article 10.

ARTICLE V - BOARD OF DIRECTORS
- ------------------------------

5.1 The Company shall have a Board of Directors consisting of directors made up as follows:

     (a)  A maximum of two (2) directors to be appointed by the First Party;

     (b)  A maximum of two (2) directors to be appointed by the Second Party;

     (c)  A maximum of one (1) director to be appointed by the Third Party;

     and the aforesaid proportions shall (subject to Article 4.8 herein above stated) not be changed (save and except by mutual agreement between the parties hereto) notwithstanding any change in the proportions of the shareholdings of the parties hereto. The Parties hereto shall with respect to their own respective appointee or appointees be entitled to determine the period they will hold office and may at any time remove either any or all of such persons and nominate and appoint and another or others in his or their place. Any such appointment and removal shall be made by notice in writing signed by or on behalf of the party making the same and sent to the Secretary of the Company. The respective parties hereto shall have a similar power to appoint and remove any alternate director or alternate directors that may from time to time be appointed to act as an alternate director or alternate directors to their respective appointee directors.

5.2  The Directors need not be shareholders of the Company.

5.3 The Chairman of the Board of Directors shall always be a nominee of the First Party.

5.4 The quorum for all meetings of the Board of Directors shall be in the presence of three (3) Directors in person, one from each party and that the quorum Director representing the Second Party will be appointed in writing by the Second Party.

5.5 All the resolutions of the Board of Directors except for matters stipulated in Article 5.6 hereunder shall be resolved by a simple majority vote of the Directors present PROVIDED ALWAYS that in the event simple majority vote cannot be reached at the said board meeting then the matter should be referred to the shareholders to be resolved pursuant to Article 5.6.

5.6 Notwithstanding the foregoing provision a shareholder resolution would be required approving all major decisions and/or policy matters more particularly set out hereunder, which shall be only deemed as passed if it has received a minimum of 70% of the votes (measured against the total shareholding in the Company) at any meeting of shareholders needed for approval of following matters namely:

     5.6.1 Notwithstanding wider powers contained in the objects clause of the M & A of the Company an engagement by the Company to any material extension in activities other than those expressly contemplated in this Agreement;

     5.6.2   the creation of any charge over any or all of the Company assets;

     5.6.3 the disposal of the whole of the undertaking, property or assets of the Company or a part thereof being substantial in relation to the total undertaking, property and assets of the Company and its subsidiaries, if any, or the making of any contract which may not be terminated within one year of its commencement (other than in the ordinary course of business);

     5.6.4 the capitalization of profits or reserves or the allotment, issue or placing under option of shares or convertible loan stock or debentures of the Company;

     5.6.5   the appropriation and/or utilization of surplus funds;

     5.6.6 the formation or dissolution of any subsidiary or branch of the Company or the acquisition of any shares of or participation in any other joint venture or partnership arrangements;

     5.6.7 the registration of any shares transfers save pursuant to this Agreement;

     5.6.8 any matter relating to the issuance of bonds and/or debentures, and acquisitions of shares and/or securities of other corporations or corporate bodies;

     5.6.9 the entering into an agreement or contract involving an amount in excess of Malaysian Ringgit One Hundred Thousand (RM100,000.00) only or binding the Company for one year or more;

     5.6.10  any monetary lending by the Company;

     5.6.11 the entering into any contract by the Company with any of the shareholders of the Company or their related companies. In this case the majority vote of disinterested Shareholders is required for approval;

     5.6.12 to vary the capital structure including the reduction or increase of capital;

     5.6.13  to amend the M & A of the Company;

     5.6.14 to go into voluntary liquidation or the acquisition of any other entity or be taken over by any other entity or merged, amalgamated or reconstructed with any other entity;

     5.6.15 to establish any new company or enter into any new field of business;

     5.6.16  to change the number of Directors of the Company;

     5.6.17  to determine dividend policy and payment of dividends, if any;

     5.6.18  to determine remuneration for the Directors of the Company

     5.6.19 to approve any matter which by the Companies Act 1965 or the Articles of Association of the Company requires a special resolution; and

     5.6.20  to approve the operating budget for the Company, if any,

ARTICLE VI - MANAGEMENT OF THE COMPANY
- --------------------------------------

6.1 The management and conduct of the operations of the Company shall henceforth be vested in the Board of Directors of the Company. The executive Directors appointed by the Board of Directors shall generally manage and co-ordinate the day to day administration of the Company subject to such directives decisions and/or restrictions as may from time to time be determined or issued by the Board of Directors.

6.2 The Board of Directors of the Company shall cause proper accounts to be prepared and kept of the assets and liabilities of the Company, all sums of monies received and expended, sales and purchases and such other accounting records as may be recommended by the auditors of the Company in compliance with international accounting standards. Such records shall be kept at the registered office of the Company and shall be available for inspection by any of the parties hereto and any of the parties hereto shall be entitled to at its own expense employ an independent auditor to audit the accounts of the Company in addition to the audit carried out by the Company's official auditors.

6.3 Subject to Section 7.1, the parties hereto agree and covenant with each other as follows:

     a) to be jointly responsible for the capital requirements of the Company and respectively contribute towards the working capital credit facilities loans and other facilities that may be required by the Company from time to time in proportion to their respective shareholdings in the Company. The Company shall issue capital calls to the shareholders in such proportionate shareholdings . Each shareholder shall be given a period of forty five (45) days commencing from its acceptance to pay up its capital calls.

     b) to hold in complete confidence all confidential information acquired by the Company. Any party hereto shall not divulge such information Which is obtained or communicated to it directly or indirectly pursuant to this Agreement or during the course of or in connection with any and all discussions negotiations or exchange of information relating to this Agreement to any party whatsoever.

     c) to use its best efforts to ensure that such information acquired is used solely for the purpose of the Company and shall likewise use its best efforts to ensure that its directors, officers employees consultants and/or sub-contractors receiving such information shall consider and hold it confidentially. For this purpose the parties hereby agree that the above obligations shall remain in full force and effect during the term of this Agreement and thereafter.

6.4 The first Named Party hereby agrees with the other parties that they shall utilize their good offices and goodwill to assist the Company in particular;

     a) to assist the Company in applying for and/or procuring the necessary telecommunications license(s) that are required for the running of the Company's business and to ensure that the said licenses will be renewed on the due dates.

     b) to liase with the relevant authorities whenever necessary in order to achieve the smooth running of the business of the Company;

     c) to assist the Company obtaining whatsoever approvals as may be necessary for the aforesaid purposes;

     d) to assist the Company in obtaining work permits for any foreign experts that may be needed for the smooth running of the business; and

     e) generally to give such advice and assistance as may be necessary to ensure that the Company does abide by the policies of the government.

6.5  The Second Named Party shall be responsible

     a) for procuring the necessary expertise in telecommunications services for putting into effect the Company's projects inclusive of the provisions for training of the Company's Personnel.

     b) A services agreement will be made between the Company and the Second Party for reimbursement of costs for the services provided.

ARTICLE VII - LOANS AND FINANCE
- -------------------------------

7.1 The shareholders shall each use reasonable endeavors to procure and ensure that any additional finances required for the Company are met as far as practicable by borrowings from banks and other similar sources on the most favorable terms reasonably obtainable as to interest repayment and security.

ARTICLE VIII - FORCE MAJEURE
- ----------------------------

8.1 No party hereto shall be liable in any manner for failure to perform or delay in performing all or any part of this Agreement which is directly or indirectly due to any cause or circumstances beyond the control of such party, including, without limitation, acts of God, fire, flood, storms, earthquake, typhoon, tidal wave, plague or other epidemics, governmental laws, orders, regulations, sanctions or restrictions, war (whether declared or not), armed conflict, or the serious threat of the same, hostilities, mobilization, blockade, embargo, detention, revolution, riot, looting, lockout, strike or other labor dispute, unavailability of transportation or severe economic dislocation.

ARTICLE IX - ARBITRATION
- ------------------------

9.1 Any dispute controversy claim or difference arising out of or in connection with this Agreement or the implementation of any of the provisions hereof which cannot be settled amicably within sixty (60) days upon the same being raised by one party to the other shall be referred to for settlement by way of arbitration in accordance with the Rules for Arbitration at the Kuala Lumpur Regional Center for Arbitration under the UNCITRAL Arbitration Rules 1976.

9.2 The appointing authority shall be the Kuala Lumpur Regional Arbitration Center of 576, Jalan Sultan Salahuddin, 50480 Kuala Lumpur, Malaysia.

9.3  The place of arbitration shall be Kuala Lumpur.

9.4  The language to be used in the arbitral proceedings shall be English.

9.5  The decision of the arbitrators shall be final.

ARTICLE X - ASSIGNMENT
- ----------------------

10.1 This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns.

10.2 Neither party shall assign, transfer or otherwise dispose of any of its rights or obligations under this Agreement, in whole or in part, without the prior written consent of the other party.

ARTICLE XI - MUTUAL TRUST & VARIATIONS OF AGREEMENT
- ---------------------------------------------------

11.1 In entering into this Agreement the parties hereto recognize that it is impracticable to make provision for every contingency that may arise in the course of performance hereof and accordingly the parties hereto declare it to be their intention that this Agreement shall operate between them with fairness and without detriment to any of them.

     If by reason of any unforeseen occurrence or development the operation of this Agreement is likely to cause any inequitable hardship to one or more parties contrary to the spirit of this Agreement, the parties hereto shall negotiate immediately in good faith and use their endeavors to agree upon such action as may be necessary and equitable to resolve the cause or causes of the same, The Agreement may be varied by mutual agreement between the parties hereto. All such variations shall be in writing signed by the duly authorized representatives of the parties.

ARTICLE XII - NOTICES
- ---------------------

12.1 All notices, requests or other communications required or permitted to be given hereunder shall be in writing in the English language and shall be sent by either party by registered letter, postage prepaid, or facsimile transmission or telex to the other party at its address given herein or to such other address or facsimile number(s) as may from to time be notified by either party to the other.

12.2 Notice shall be deemed to have been received when duly transmitted on the same working day and if dispatched by mail is deemed to have been received by the next three working days.

ARTICLE XIII - WAIVER
- ---------------------

13.1 Any waiver by any party hereto of a breach of any term or condition in this Agreement shall not constitute a waiver of subsequent breach of the same or any other term or condition.

ARTICLE XIV - EFFECT OF HEADINGS RECITALS SCHEDULE AND ANNEXURES
- ----------------------------------------------------------------

14.1 The headings to the Articles of this Agreement are for convenience of reference only and do not form part of this Agreement and shall not in any way affect the interpretation hereof.

14.2 All the Recitals Schedules and Annexures (if any) to this Agreement shall be taken read and construed as an essential part of this Agreement.

ARTICLE XV - SOLE CONTRACT
- --------------------------

15.1 This Agreement constitutes the only agreement between the parties hereto with respect to any and all subject matters hereof and shall wholly cancel and supersede all previous negotiations, understandings and agreements, made orally or in writing, with respect to the subject matter hereof.

ARTICLE XVI - COSTS AND FEES
- ----------------------------

16.1 All reasonable costs including legal charges or solicitors stamp duties and other incidental expenses incurred in connection with the preparation of this Agreement other than such incidental matters shall be borne and paid by the Company.

ARTICLE XVII - LAW
- ------------------

17.1 This Agreement shall be construed, governed and endorsed in accordance with the laws of Malaysia and subject to the provisions of Article 9 hereof the parties hereto submit themselves to the jurisdiction of the Court of Malaysia.

ARTICLE XVIII - EXTENT OF AGREEMENT
- -----------------------------------

18.1 This Agreement shall be binding on the successors-in-title and assigns of the parties hereto.

ARTICLE XIX - AGREEMENT NOT TO CREATE PARTNERSHIP
- -------------------------------------------------

19.1 It is hereby declared by the parties hereto that this Agreement shall not create any form of partnership whatsoever between the parties hereto and nothing in this Agreement shall be construed to make any party hereto the representative or agent of any other party.

ARTICLE XX - SPIRIT OF AGREEMENT AND INTENTION
- ----------------------------------------------

20.1 The Shareholders hereby declare it to be a cardinal principle of this Agreement and it is to be common intention that they will at all times, use their best endeavors to further the interests of the Company and that they shall not use, either while a Shareholder to this Agreement or thereafter, in a manner prejudicial or detrimental to the interests of the Company, any information concerning the business, affairs or financial position of the Company which information which shall come to a Shareholder's knowledge.

20.2 The Shareholders hereby agree at all times to negotiate in good faith on matters not provided for in this Agreement. Each of the Shareholders covenants to use its best endeavors to promote and develop the Business of the Company to the best advantage.

ARTICLE XXI - TERMINATION
- -------------------------

21.1 This Agreement shall continue in full force and effect until terminated in accordance with the provisions of this Clause PROVIDED THAT the termination of this Agreement for any cause shall not release a party from any liability which at the time of termination has already accrued to another party or which thereafter may accrue in respect of any act or omission prior to such termination AND FURTHER PROVIDED that the provisions of Clause 9 and Clause 11 shall continue without point in time.

          In the event that:

          a Shareholder shall commit any material breach of its obligations under this Agreement and shall fail to remedy such breach (if capable of remedy) within 30 days being given notice by the other shareholder so to do;

          (a) dispose of all its shares to the non-defaulting Shareholder and thereupon the defaulting Shareholder shall dispose of its shares in the Company in accordance with the Articles and upon the completion of the Sale and Purchase thereof, the Director appointed by the defaulting Shareholder shall cease to hold office in the Company; or

          (b) purchase all the shares of the non-defaulting Shareholder in the Company at a price to be determined

               [in accordance with the Articles] and upon completion the sale and purchase thereof, the Director appointed by the non-defaulting Shareholder shall cease to hold office in the Company; or

          (c) join with the non-defaulting Shareholders to cause the Company to sell the whole of its undertaking as a going concern and thereafter to wind up the Company and to distribute the proceeds of the sale to both Shareholders hereto prescribed by law.

Notwithstanding (a) to (c) hereinabove, the Shareholder in committing such breach shall be liable to the other Shareholders for any loss and damages suffered by the other Shareholders in respect thereof.

For the purposes of this Clause, the term "material breach" is defined as any breach by any party of those obligations only under this Agreement owed to each other that goes to the root and substance of their respective obligations hereunder owed to each other as Shareholders in the company and under this Agreement.

ARTICLE XXII - MISCELLANEOUS
- ----------------------------

22.1 Each of the parties hereto hereby represents to the other that the execution and delivery of this Agreement has been duly authorized by its respective board of directors if applicable and the performance thereof will not contravene or constitute a default under its constitution, by-laws or any other agreement, instrument or other form of commitment to which the patty hereto is also bound.

22.2 No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of such right or power preclude any other or further exercise of any other right or power hereunder provided however that nothing in this Article shall extend time or be construed to extend time for the performance of any right or obligation under this Agreement if a time period is imposed for the performance of such right or obligation.

22.3 The termination of this Agreement howsoever arising shall not affect such of the provisions hereof as are expressed or intended to survive, operate or have effect thereafter or to continue to survive, operate or have effect thereafter in particular Clauses 6.3, 6.4 and 7.1 herein and shall be without prejudice to any right of action which may have accrued to any party in respect of any breach of this Agreement by any other party.

22.4 In the event that any provision or provisions of this Agreement shall be held invalid or unenforceable for any reason the invalidity or unenforceability of such provision or provisions shall not operate to invalidate the remainder of this Agreement, each Article and paragraph of this Agreement being considered as a separate and divisible agreement.

22.5 No modification future representation promise or agreement in connection with the subject matter of this Agreement shall be valid unless made in writing and signed by the parties hereto.

22.6 In this Agreement unless the context otherwise requires:

          (a) words importing the singular shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders, and words importing a person shall include a company or corporation and vice versa;

          (b) the expression "this Agreement" or any similar expression shall mean these presents and any supplemental or ancillary agreement thereto as may be in force from time to time or at any time;

          (c) the expression "the parties hereto" with its grammatical variations and cognate expressions shall mean parties to this Agreement and include any other person, company, corporation or entity, if any, who becomes a member of the Company resulting from any allotment or transfer of any shares in the Company pursuant to the provisions of this Agreement and who is by virtue of the provisions of this Agreement bound by this Agreement.

     IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first above written.


The Common Seal of            )

SHUBILA HOLDING SDN BHD       )        /s/
                                       --------------------------
was hereunto affixed          )        Director/Secretary

in the presence of:           )



The Execution of this Agreement by       )

CLARENCE EARL ENDY JR                    )       For and on behalf of:
                                                International Wireless
(Passport No. 051388348)                 )        Communications, Inc.

for and on behalf of                     )    /s/
                                              ---------------------
                                              Authorized Signature(s)
INTERNATIONAL WIRELESS                   )

COMMUNICATION INC.                       )

in the presence of:                      )



The Common Seal of            )

LARANDA SDN BHD               )

was hereunto affixed          )        /s/
                                       --------------------------
in the presence of:           )        Director/Secretary